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                                                                      EXHIBIT 23







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements: Form S-8 (File No. 33-39436), Form S-8 (File No. 33-40953), Form S-8 (File No. 33-44346), Form S-8 (File No. 33-273236), Form S-8
(File No. 33-90014), Form S-8 (File No. 333-21597), Form S-8 (File No.
333-21599), Form S-8 (File No. 333-34375), Form S-8 (File No. 333-41697) and
Form S-8 (File No. 333-43433).




                                                /s/ Arthur Andersen LLP
                                                -----------------------
                                                    ARTHUR ANDERSEN LLP




Los Angeles, California
March 24, 1998